EXHIBIT (a)(1)(ii)
LIBERTY GLOBAL, INC.
LETTER OF TRANSMITTAL
THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
Liberty Global, Inc. is offering to purchase up to 10,000,000 shares of its Series A common stock, par value $0.01 per share (“Series A Shares”), and up to 10,288,066 shares of its Series C common stock, par value $0.01 per share (“Series C Shares”), from its stockholders on the terms and subject to the conditions set forth in the offer to purchase, dated May 18, 2006, and this letter of transmittal (which, as they may be amended or supplemented, constitute the tender offer). Liberty Global is inviting stockholders to tender their Series A Shares at a price per share of $25.00 and their Series C Shares at a price per share of $24.30. This Letter of Transmittal is to be completed only if: (a) certificates for Series A Shares and/or Series C Shares are being forwarded herewith or (b) a tender of book-entry shares is being made to the account maintained by Computershare Shareholder Services, Inc., as depositary, pursuant to section 3 of the offer to purchase.
I/we, the undersigned, surrender to you for exchange for cash the shares identified herein. I/we certify that I/we have complied with all requirements as stated in the instructions on this Letter of Transmittal, am/are the registered holder(s) of shares of Liberty Global’s common stock represented by the enclosed certificates on the date of delivery of this Letter of Transmittal, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.
The undersigned hereby represent(s) and warrant(s) that the undersigned has/have read and agree(s) to all of the terms of the tender offer. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the tender offer, this tender is irrevocable.
The undersigned understands that tenders of shares pursuant to any one of the procedures described in the offer to purchase and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the tender offer, including the undersigned’s representation and warranty that (i) the undersigned has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the tender of the shares complies with Rule 14e-4. Liberty Global’s acceptance for payment of shares tendered pursuant to the tender offer will constitute a binding agreement between the undersigned and Liberty Global upon the terms and subject to the conditions of the tender offer.
Please complete the applicable Box(es) on page 3 of this Letter of Transmittal if you would like to transfer ownership or request special mailing.

(1)	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) (if any) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
X

	Signature of Shareholder	Date	Daytime Telephone #
X

	Signature of Shareholder	Date	Daytime Telephone #

(2)	SUBSTITUTE FORM W-9

Print or Type. See Specific Instructions on page 2 of “Important Tax Information — Instructions for Substitute Form W-9 for Certification of Taxpayer Identification Number” (the “Form W-9 Instructions”)	Name (as shown on your income tax return)

Business Name, if different from above

Check appropriate box: ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership   ☐ Exempt from backup withholding

☐  Other - _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Address (number, street, and apt. or suite no.)                  Requestor’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I. Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sale proprietor, or disregarded entity, see the Part I instructions on page 3 of the Form W-9 Instructions. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3 of the Form W-9 Instructions.

Note. If the account is in more than one name, see the chart on page 4 of the Form W-9 Instructions for guidelines on whose number to enter.	Social security number or Employer identification number

Part II. Certification Under penalties of perjury I certify that:
1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.	I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4 of the Form W-9 Instructions.)

x Signature(s) of U.S. person(s) - Date -

(3)	Number of shares of common stock you are tendering at the price per share of $25.00 for your Series A Shares and $24.30 for your Series C Shares:

	Certificate delivery				Book-Entry delivery
		Certificate Number(s)	Total Number of Shares represented by Certificate	Number of Shares Tendered	Series A:

	Series A:				Series C:

Series C:

HOW TO CONTACT D. F. KING & CO., INC. (The Information Agent)
By Telephone – 9 a.m. to 5:30 p.m. New York Time, Monday through Friday, except for bank holidays:
Banks and Brokers call: (212) 269-5550
All others call toll-free: (800) 347-4750
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: Computershare Shareholder Services, Inc. Attn: Corporate Actions P.O. Box 859208 Braintree MA 02185-9208	By Overnight Courier: Computershare Shareholder Services, Inc. Attn: Corporate Actions 161 Bay State Drive Braintree MA 02184

(4)		(5)
Special Payment Instructions		Special Delivery Instructions

If you want your check to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail statement(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)	Name of Guarantor (Please Print)	Address (Number and Street)

City, State & Zip Code	Address of Guarantor Firm	City, State & Zip Code

Tax Identification or Social Security Number	(City, State & Zip Code)

(6)    AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED
Complete this Section only if you cannot locate some or all of your Liberty Global, Inc.
Series A or Series C common stock certificate(s).
Please print clearly.

TOTAL SHARES LOST F	Number of Shares of Series A common Stock	Number of Shares of Series C common Stock

Please Fill In Certificate No(s). (if known)

By checking the lost certificates box and signing on the front of this form, I (we) certify that: (a) I (we) am (are) the lawful owner(s) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, deposed of, and to my (our) knowledge, no claim of right, title or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of this SAFECO Bond No. 5926165
The Owner(s) hereby agree(s) in consideration of the issuance of (1) such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds therefrom, and (2) the assumption by SAFECO of liability therefor under the Safeco Blanket Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless SAFECO, Computershare Trust Company, N.A. and Computershare, Inc. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns. From and against all losses, costs and damages to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement or Lost Securities), or SAFECO’s assumption of liability under its blanket bond described above.
LOST CERTIFICATE BOND

Premium Calculation:	Shares Lost	× $0.75 = (Bond premium per share) Minimum $20.00	+ $50.00 Processing Fee =	(Total check amount) Minimum $70.00

Multiply the number of shares lost by the SAFECO Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing 26 or fewer shares, there is a minimum premium of $20.00. There is also a processing fee of $50.00. If you have Lost Securities valued at $50,000 or more, or if the Lost Securities are part of an estate or trust, please call Computershare for additional instructions. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE TOTAL AMOUNT (TOTAL BOND PREMIUM PLUS PROCESSING FEE) AND ENCLOSE WITH THIS AFFIDAVIT. Computershare will forward the Bond premium to SAFECO. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL FORM

(1)	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates (if any) in the enclosed envelope.

No signature guarantee is required: (1) if the Letter of Transmittal is signed by the registered holder of the shares (which term, for purposes hereof, shall include any participant in The Depository Trust Company, referred to as the “book-entry transfer facility”, whose name appears on a security position listing as the owner of the shares) tendered therewith and such holder has not completed either Box 4 or Box 5 of the Letter of Transmittal; or (2) if shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. If a certificate for shares is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an eligible guarantor institution.

Payment for shares tendered and accepted for payment under the tender offer will be made only after timely receipt by the depositary of certificates for such shares or a timely confirmation of the book-entry transfer of such shares into the depositary’s account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal or a manually signed facsimile thereof, or an agent’s message (as defined in the offer to purchase) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

(2)	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Computershare Shareholder Services, Inc. may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN included with this Letter of Transmittal.

(3)	Your certificated share(s) and/or Book-Entry Shares you hold are shown in Box 3. If you do not indicate the number of shares to be tendered in the case of certificated shares, all shares represented by the indicated certificate(s) will be deemed tendered.

(4)	If you want your check for cash to be issued in another name, fill in this section with the information for the new account name. Signature(s) in Box 4 must be medallion guaranteed.

(5)	Complete Box 5 only if the proceeds of this transaction and any unaccepted shares of Liberty Global, Inc. stock are to be transferred to a person other than the registered holder or to a different address.

(6)	If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 6, the Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity section, located above.

HOW TO CONTACT D. F. KING & CO., INC. (The Information Agent)
By Telephone – 9 a.m. to 5:30 p.m. New York Time, Monday through Friday, except for bank holidays:
Banks and Brokers call: (212) 269-5550
All others call toll-free: (800) 347-4750
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	Fax (For Eligible Institutions ONLY)	By Overnight Courier:
Computershare Shareholder Services, Inc.	781-380-3388	Computershare Shareholder Services, Inc.
Attn: Corporate Actions	Confirm by Telephone	Attn: Corporate Actions
P.O. Box 859208	(For Eligible Institutions ONLY)	161 Bay State Drive
Braintree MA 02185-9208	781-843-1833 Ext. 200	Braintree MA 02184